Exhibit 10.2

EXECUTION VERSION

GUARANTEE, PLEDGE AND SECURITY AGREEMENT

dated as of

December 4, 2013

among

SIERRA INCOME CORPORATION,

as Borrower

The SUBSIDIARY GUARANTORS Party Hereto

ING CAPITAL LLC,

as Revolving Administrative Agent

Each TERM LOAN ADMINISTRATIVE AGENT,

FINANCING AGENT and

DESIGNATED INDEBTEDNESS HOLDER Party Hereto

and

ING CAPITAL LLC,

as Collateral Agent

i

Section 6.	Designation of Designated Indebtedness and Term Loan Credit Facility; Recordkeeping, Etc.	33
6.01	Designation of Other Indebtedness	33
6.02	Designation of Term Loan Credit Facility	33
6.03	Recordkeeping	34

Section 7.	Covenants of the Obligors	34
7.01	Delivery and Other Perfection	34
7.02	Name; Jurisdiction of Organization, Etc.	36
7.03	Other Liens, Financing Statements or Control	36
7.04	Transfer of Collateral	37
7.05	Additional Subsidiary Guarantors	37
7.06	Control Agreements	37
7.07	Revolving Credit Facility and Term Loan Credit Facility	38
7.08	Pledged Equity Interests	38
7.09	Voting Rights, Dividends, Etc. in Respect of Pledged Interests	39
7.10	Commercial Tort Claims	41
7.11	Intellectual Property	41

Section 8.	Acceleration Notice; Remedies; Distribution of Collateral	43
8.01	Notice of Acceleration	43
8.02	Preservation of Rights	43
8.03	Events of Default, Etc.	43
8.04	Deficiency	44
8.05	Private Sale	44
8.06	Application of Proceeds	45
8.07	Attorney-in-Fact	46
8.08	Grant of Intellectual Property License	46
8.09	Authority	46

Section 9.	The Collateral Agent	47
9.01	Appointment; Powers and Immunities	47
9.02	Information Regarding Secured Parties	47
9.03	Reliance by Collateral Agent	48
9.04	Rights as a Secured Party	48
9.05	Indemnification	48
9.06	Non-Reliance on Collateral Agent and Other Secured Parties	49
9.07	Failure to Act	49
9.08	Resignation of Collateral Agent	50
9.09	Agents and Attorneys-in-Fact	50

Section 10.	Miscellaneous	50
10.01	Notices	50
10.02	No Waiver	51
10.03	Amendments to Security Documents, Etc.	51
10.04	Expenses: Indemnity: Damage Waiver	53
10.05	Successors and Assigns	54
10.06	Counterparts; Integration; Effectiveness; Electronic Execution	54
10.07	Severability	54

ii

10.08	Governing Law; Submission to Jurisdiction	55
10.09	Waiver of Jury Trial	55
10.10	Headings	56
10.11	Termination	56
10.12	Confidentiality	56
10.13	Agreement among Borrower, Revolving Lenders and Term Lenders	56

EXHIBIT A	–	Form of Notice of Designation for Designated Indebtedness
EXHIBIT B	–	Form of Guarantee Assumption Agreement
EXHIBIT C	–	Form of Intellectual Property Security Agreement
EXHIBIT D	–	Form of Pledge Supplement
EXHIBIT E	–	Form of Joinder Agreement for Designated Indebtedness

iii

GUARANTEE, PLEDGE AND SECURITY AGREEMENT, dated as of December 4, 2013 (as amended, supplemented, or otherwise modified from time to time, this “Agreement”), among Sierra Income Corporation, a corporation duly organized and validly existing under the laws of the State of Maryland (the “Borrower”), each other entity that becomes a “SUBSIDIARY GUARANTOR” after the date hereof pursuant to Section 7.05 hereof (collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), ING CAPITAL LLC, as administrative agent for the parties defined as “Lenders” under the Revolving Credit Facility referred to below (in such capacity, together with its successors in such capacity, the “Revolving Administrative Agent”), each “Financing Agent” or “Designated Indebtedness Holder” that becomes a party hereto after the date hereof pursuant to Section 6.01 hereof, the “Term Loan Administrative Agent” and each “Term Lender” that becomes a party hereto after the date hereof pursuant to Section 6.02 hereof and ING CAPITAL LLC, as collateral agent for the Secured Parties hereinafter referred to (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, the Borrower, certain lenders and the Revolving Administrative Agent are entering into the Revolving Credit Facility, pursuant to which such lenders have agreed to extend credit (by means of revolving loans) to the Borrower from time to time;

WHEREAS, the Borrower may from time to time after the date hereof wish to incur additional indebtedness permitted by the Revolving Credit Facility that the Borrower designates as “Designated Indebtedness” under this Agreement or that is incurred under a credit agreement that the Borrower designates as the “Term Loan Credit Facility” under this Agreement, which indebtedness is to be entitled to the benefits of this Agreement;

WHEREAS, to induce such lenders to extend credit to the Borrower under the Revolving Credit Facility, the holders of any Term Loan Indebtedness to extend credit to the Borrower under the Term Loan Credit Facility and the holders of any “Designated Indebtedness” to extend other credit to the Borrower, the Borrower wishes to provide (a) for certain of its Subsidiaries from time to time to become parties hereto and to guarantee the payment of the Guaranteed Obligations (as hereinafter defined), and (b) for the Borrower and the Subsidiary Guarantors to provide collateral security for the Secured Obligations (as hereinafter defined);

WHEREAS, the Revolving Administrative Agent (on behalf of itself and the Revolving Lenders), any Term Loan Administrative Agent (on behalf of itself and the Term Lenders), any Financing Agent (on behalf of itself and the holders of the “Designated Indebtedness” for which it serves as agent or trustee) and each Designated Indebtedness Holder that becomes a party hereto pursuant to Section 6.01 are or will be entering into this Agreement for the purpose of setting forth their respective rights to the Collateral (as hereinafter defined); and

WHEREAS, the Obligors and the Secured Parties agree that the Collateral Agent shall administer the Collateral, and the Collateral Agent is willing to so administer the Collateral pursuant to the terms and conditions set forth herein;

NOW THEREFORE, the parties hereto agree as follows:

Section 1. Definitions, Etc.

1.01 Certain Uniform Commercial Code Terms. As used herein, the terms “Account”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Equipment”, “Investment Property”, “Letter-of-Credit Right”, “Money”, “Proceeds”, “Promissory Note”, “Supporting Obligations” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Clearing Corporation”, “Entitlement Holder”, “Financial Asset”, “Indorsement”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

1.02 Additional Definitions. In addition, as used herein:

“Acceleration” means the Credit Agreement Obligations, the Term Loan Obligations or any other Secured Obligations of any Secured Party having been declared (or become) due and payable in full in accordance with the applicable Debt Documents following the occurrence of an “event of default” (as defined in the applicable Debt Documents) or an analogous event by the Borrower and expiration of any applicable grace period with respect thereto.

“Acceleration Notice” has the meaning specified in Section 8.01.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Anything herein to the contrary notwithstanding, the term “Affiliate” of an Obligor shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business.

“Agent Members” means members of, or participants in, a depositary, including the Depositary, Euroclear or Clearstream.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Bank Loan” means debt obligations (including, without limitation, term loans, revolving loans, debtor-in-possession financings, the funded portion of revolving credit lines and letter of credit facilities and other similar loans and investments including interim loans, bridge loans and senior subordinated loans) that are generally provided under a syndicated loan or credit facility or pursuant to any loan agreement or other similar credit facility, whether or not syndicated.

“Belgium” means the Kingdom of Belgium

“Borrower” has the meaning assigned to such term in the preamble of this Agreement.

“Borrowing Base” has the meaning given to such term in the Revolving Credit Facility or such equivalent term in any Term Loan Credit Facility.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any other provision contained herein, solely with respect to any change in GAAP after the Effective Date with respect to the accounting for leases as either operating leases or capital leases, any lease that is not (or would not be) a capital lease under GAAP as in effect on Effective Date shall not be treated as a capital lease, and any lease that would be treated as a capital lease under GAAP as in effect on the Effective Date shall continue to be treated as a capital lease, hereunder and under the other Loan Documents, notwithstanding such change in GAAP after the Effective Date, and all determinations of Capital Lease Obligations shall be made consistently therewith (i.e., ignoring any such changes in GAAP after the Effective Date).

“Class” means, separately, each of the following: (a) the Revolving Lenders as a group; (b) the Term Lenders as a group; and (c) the Designated Indebtedness Holders holding a Series of Designated Indebtedness as a group.

“Clearing Corporation Security” means a security that is registered in the name of, or Indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or Indorsed in blank by an appropriate Person.

“Clearstream” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Clearstream Security” means a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Clearstream pursuant to the definition of “Delivery”, whether or not such transfer has occurred.

“Collateral” has the meaning assigned to such term in Section 4.

“Commercial Tort Claims” means all “commercial tort claims” (as defined in Article 9 of the NYUCC) held by any Obligor, including, without limitation, all commercial tort claims listed on Annex 2.10 hereto.

“Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans, as such commitment may be (a) reduced or increased from time to time pursuant to the Revolving Credit Facility and (b) reduced or increased from time to time pursuant to assignments by or to such Revolving Lender pursuant to the Revolving Credit Facility.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Copyrights” shall mean all United States and foreign copyrights (including community designs), including but not limited to copyrights in software and databases, and all “Mask Works” (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Annex 2.11 hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement Obligations” means, collectively, all obligations of the Borrower and the Subsidiary Guarantors to the Revolving Lenders and the Revolving Administrative Agent under the Revolving Credit Facility and the other Loan Documents, including in each case in respect of the principal of and interest on the loans made thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Revolving Administrative Agent or the Revolving Lenders or any of them under or in respect of the Revolving Credit Facility and the other Loan Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding; provided that Credit Agreement Obligations shall not include any Excluded Swap Obligation.

“Custodian” means State Street Bank and Trust Company, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Obligors holding Portfolio Investments, on behalf of the Obligors and, pursuant to the Custodian Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Agreement” means a control agreement entered into by and among an Obligor, the Collateral Agent and a Custodian, in form and substance reasonably acceptable to the Collateral Agent.

“Debt Documents” means, collectively, the Revolving Credit Facility, the Term Loan Documents, the Designated Indebtedness Documents, any Hedging Agreement evidencing or relating to any Hedging Agreement Obligations and the Security Documents.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deliver”, “Delivered” or “Delivery” (whether to the Collateral Agent or otherwise) means, with respect to any Portfolio Investment of any Obligor or other Collateral, that such Portfolio Investment or other Collateral is held, registered or covered by a recorded UCC-1 financing statement as described below, in each case in a manner reasonably satisfactory to the Collateral Agent:

(a) subject to clause (l) below, in the case of each Certificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Certificated Security is either (i) in the possession of the Collateral Agent and registered in the name of the Collateral Agent (or its nominee) or Indorsed to the Collateral Agent or in blank, or (ii) in the possession of the Custodian and registered in the name of the Custodian (or its nominee) or Indorsed in blank and, in the case of this clause (ii), the Custodian has either (A) agreed in documentation reasonably satisfactory to the Collateral Agent to hold such Certificated Security as bailee on behalf of the Collateral Agent or (B) credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Certificated Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(b) subject to clause (l) below, in the case of each Instrument, that such Instrument is either (i) in the possession of the Collateral Agent and indorsed to the Collateral Agent or in blank, or (ii) in the possession of the Custodian and the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Instrument constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(c) subject to clause (l) below, in the case of each Uncertificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Uncertificated Security is either (i) registered on the books of the issuer thereof to the Collateral Agent (or its nominee), or (ii) registered on the books of the issuer thereof to the Custodian (or its nominee) under an arrangement where the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(d) subject to clause (l) below, in the case of each Clearing Corporation Security, that such Clearing Corporation Security is either (i) credited to a Securities Account of the Collateral Agent at such Clearing Corporation (and, if such Clearing Corporation Security is a Certificated Security, that the same is in the possession of such Clearing Corporation, or of an agent or custodian on its behalf), or (ii) credited to a Securities Account of the Custodian at such Clearing Corporation (and, if a Certificated Security, so held in the possession of such Clearing Corporation, or of an agent or custodian on its behalf) and the Security Entitlement of the Custodian in such Clearing Corporation Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such Clearing Corporation Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(e) in the case of each Euroclear Security and Clearstream Security, that the actions described in clause (d) above have been taken with respect to such Security as if such Security were a Clearing Corporation Security and Euroclear and Clearstream were Clearing Corporations; provided, that such additional actions shall have been taken as shall be necessary under the law of Belgium (in the case of Euroclear) and Luxembourg (in the case of Clearstream) to accord the Collateral Agent rights substantially equivalent to NYUCC Control over such Security under the NYUCC;

(f) in the case of each U.S. Government Security, that such U.S. Government Security is either (i) credited to a securities account of the Collateral Agent at a Federal Reserve Bank, or (ii) credited to a Securities Account of the Custodian at a Federal Reserve Bank and the Security Entitlement of the Custodian in such Federal Reserve Bank Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such U.S. Government Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(g) in the case of any Tangible Chattel Paper, that the original of such Tangible Chattel Paper is either (i) in the possession of the Collateral Agent in the United States or (ii) in the possession of the Custodian in the United States under an arrangement where the Custodian has agreed to hold such Tangible Chattel Paper as bailee on behalf of the Collateral Agent, and in each case any agreements that constitute or evidence such Tangible Chattel Paper is free of any marks or notations indicating that it is then pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent;

(h) subject to clause (m) below, in the case of each General Intangible (including any participation in a debt obligation) of an Obligor organized in the United States, that such General Intangible falls within the collateral description of a UCC-1 financing statement, naming the relevant Obligor as debtor and the Collateral Agent as secured party and filed (x) in the jurisdiction of organization of such Obligor, in the case of an Obligor that is a “registered organization” (as defined in the NYUCC) or (y) in such other filing office as may be required under the Uniform Commercial Code as in effect in any applicable jurisdiction, in the case of any other Obligor; provided that in the case of a participation in a debt obligation where such debt obligation is evidenced by an Instrument, either (i) such Instrument is in the possession of the applicable participating institution in the United States, and such participating institution has agreed that it holds possession of such Instrument for the benefit of the Collateral Agent (or for the benefit of the Custodian, and the Custodian has agreed that it holds the interest in such Instrument as bailee on behalf of the Collateral Agent) or (ii) such Instrument is in the possession of the applicable participating institution outside of the United States and such participating institution (and, if applicable, the obligor that issued such Instrument) has taken such actions as shall be necessary under the law of the jurisdiction where such Instrument is physically located to accord the Collateral Agent rights equivalent to NYUCC Control over such Instrument under the NYUCC;

(i) subject to clause (m) below, in the case of each General Intangible (including any participation in a debt obligation) of an Obligor not organized in the United States, that such Obligor shall have taken such action as shall be necessary to accord the Collateral Agent rights substantially equivalent to a perfected first-priority (subject to Liens permitted pursuant to the Debt Documents) security interest in such General Intangible under the NYUCC;

(j) in the case of any Deposit Account or Securities Account, that the bank or Securities Intermediary at which such Deposit Account or Securities Account, as applicable, is located has agreed that the Collateral Agent has NYUCC Control over such Deposit Account or Securities Account, or that such Deposit Account or Securities Account is in the name of the Custodian and the Custodian has credited its rights in respect of such Deposit Account or Securities Account (the “Underlying Accounts”) to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that the rights of the Custodian in such Underlying Accounts constitute a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(k) in the case of any money (regardless of currency), that such money has been credited to a Deposit Account over which the Collateral Agent has NYUCC Control as described in clause (j) above;

(l) in the case of any Certificated Security, Uncertificated Security or Instrument or Special Equity Interest issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law to accord the Collateral Agent rights substantially equivalent to those accorded to a secured party under the NYUCC that has possession or control of such Certificated Security, Uncertificated Security, Instrument or Special Equity Interest;

(m) in the case of each Portfolio Investment of any Obligor consisting of a Bank Loan, in addition to all other actions required to be taken hereunder, that all actions shall have been taken as required by Section 5.08(c)(iv), (v) and (vi), as applicable, of the Revolving Credit Facility;

(n) subject to clause (l) above, in the case of a Special Equity Interest constituting a Certificated Security, that the holder of the first Lien on such Certificated Security has possession of such Certificated Security in the United States (which has been registered in the name of such holder (or its nominee) or Indorsed to such holder or in blank) and has agreed to deliver the certificates evidencing such Certificated Security directly to the Collateral Agent upon the discharge of such Lien and has acknowledged that it holds such certificates for the Collateral Agent subject to such Lien (it being understood that, upon receipt of any such Certificated Security, if so requested by the Borrower the Collateral Agent shall deliver the same to the Custodian to be held in accordance with the provisions of clause (a) above) and, in the case of a Special Equity Interest constituting an Uncertificated Security, that the holder of the first Lien on such Uncertificated Security has been registered as the holder thereof on the books of the issuer thereof and acknowledged that it holds such Uncertificated Security for the Collateral Agent subject to such Lien; and

(o) in the case of each Portfolio Investment of any Obligor or other Collateral not of a type covered by the foregoing clauses (a) through (n), that such Portfolio Investment or other Collateral (to the extent required to be “Delivered” pursuant to Section 7.01(a)) has been transferred to the Collateral Agent in accordance with applicable law and regulation.

Notwithstanding the foregoing, any Instrument or Promissory Note in which the Collateral Agent has a first-priority perfected security interest pursuant to a valid Uniform Commercial Code filing may satisfy the requirements of the definition “Deliver”, “Delivered” and “Delivery” if it otherwise satisfies all the requirements hereof notwithstanding the fact that it is not in the physical possession of the Collateral Agent or the Custodian (x) if such Portfolio Investment is owned by such Obligor on the date of this Agreement, if such Instrument or Promissory Note is in the possession of the Collateral Agent or the Custodian as required above within 30 Business Days from the date hereof, and (y) (1) if such Portfolio Investment is acquired by the Obligor after the date hereof, if such Instrument or Promissory Note is in the possession of the Collateral Agent or the Custodian as required above within 10 Business Days of the acquisition of the Portfolio Investment relating to such Instrument or Promissory Note and (2) as a result of the syndication, sale, transfer, assignment or exchange of a portion of a Portfolio Investment relating to such Instrument or Promissory Note, if the Borrower, within 20 Business Days, receives new or additional Instruments or Promissory Notes in connection with such syndication, sale, transfer, assignment or exchange and such new or additional Instruments or Promissory Notes are in the possession of the Collateral Agent or the Custodian as required above.

“Depositary” means The Depositary Trust Company, its nominees and their respective successors.

“Designated Indebtedness” means any Indebtedness that has been designated by the Borrower at the time of the incurrence thereof as “Designated Indebtedness” for purposes of this Agreement in accordance with the requirements of Section 6.01.

“Designated Indebtedness Documents” means, in respect of any Designated Indebtedness, all documents or instruments pursuant to which such Designated Indebtedness shall be incurred or otherwise governing the terms or conditions thereof.

“Designated Indebtedness Holders” means, in respect of any Designated Indebtedness, the Persons from time to time holding such Designated Indebtedness.

“Designated Indebtedness Obligations” means, collectively, in respect of any Designated Indebtedness, all obligations of the Borrower to any Designated Indebtedness Holder or Financing Agent under the Designated Indebtedness Documents relating to such Designated Indebtedness, including in each case in respect of the principal of and interest on the notes or other instruments issued thereunder, all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to any Designated Indebtedness Holder or any Financing Agent or any of them under such Designated Indebtedness Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding; provided that Designated Indebtedness Obligations shall not include any Excluded Swap Obligation.

“Effective Date” means December 4, 2013.

“Eligible Liens” means those Liens on the Collateral included in the Borrowing Base permitted by each Debt Document (for the avoidance of doubt in the event of any conflict or difference among the Debt Documents, the most restrictive provisions that are in effect (after taking into account any modification, supplement, amendment or waiver to such provisions) shall apply against the Obligors hereunder).

“Enforcement Action” means an action under applicable law to (a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the Security Documents (including by way of set-off, recoupment notification of a public or private sale or other disposition pursuant to the NYUCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable), (b) solicit bids from third parties to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, promoting, and selling Collateral, (c) to receive a transfer of Collateral in satisfaction of Secured Obligations, (d) to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Debt Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); provided that “Enforcement Action” will not be deemed to include (x) actions in preparation for any of the foregoing and (y) actions to preserve rights of the Grantors, Collateral Agent and/or the Secured Parties in and to the Collateral.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. As used in this Agreement, “Equity Interests” shall not include convertible debt unless and until such debt has been converted to capital stock.

“Excluded Assets” means, individually and collectively, (i) any Excluded Equity Interest, (ii) any payroll accounts so long as such payroll account is coded as such, withholding tax accounts, pension fund accounts, 401(k) accounts, and other deposit accounts specifically and exclusively used for employee wage, health and benefit payments, (iii) any fiduciary accounts or any account for which any Obligor is the servicer for another Person, including any accounts in the name of any Obligor in its capacity as servicer for a Financing Subsidiary or any “Agency Account” pursuant to the Revolving Credit Facility and any Term Loan Credit Facility, (iv) any intent-to-use application for United States trademark registration, and (v) any Equity Interest in a Portfolio Investment that is issued as an “equity kicker” to holders of subordinated debt and such Equity Interest is pledged to secure senior debt of such Portfolio Investment to the extent prohibited thereby.

“Excluded Equity Interest” means any Equity Interest issued by any Financing Subsidiary; provided, that if any such Financing Subsidiary shall at any time cease to be a Financing Subsidiary pursuant to the Revolving Credit Facility and any Term Loan Credit Facility or otherwise, the Equity Interests issued by such Person shall no longer constitute Excluded Equity Interests and shall become part of the Collateral hereunder.

“Excluded Swap Obligation” shall mean, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Subsidiary Guarantor becomes effective with respect to such specific Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Euroclear” means Euroclear Bank, S.A., as operator of the Euroclear system.

“Euroclear Security” means a Security that (a) is a debt or equity Security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.

“Event of Default” means any Event of Default under and as defined in the Revolving Credit Facility or any Term Loan Credit Facility, respectively, and any event or condition that enables or permits (after giving effect to any applicable grace or cure periods) the holder or holders of any Designated Indebtedness Obligations or Hedging Agreement Obligations or any trustee or agent on its or their behalf to cause any Designated Indebtedness Obligations or Hedging Agreement Obligations to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

“Financial Officer” means the chief executive officer, president, co-president, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Agent” means, in respect of any Designated Indebtedness, any trustee, representative or agent for the holders of such Designated Indebtedness.

“Financing Subsidiary” means (a) any Structured Subsidiary or (b) any SBIC Subsidiary.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary indemnification agreements entered into in the ordinary course of business in connection with obligations that do not constitute Indebtedness. The amount of any Guarantee at any time shall be deemed to be an amount equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guarantee is incurred, unless the terms of such Guarantee expressly provide that the maximum amount for which such Person may be liable thereunder is a lesser amount (in which case the amount of such Guarantee shall be deemed to be an amount equal to such lesser amount).

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit B, between the Collateral Agent and an entity that, pursuant to Section 7.05, is required to become a “Subsidiary Guarantor” hereunder (with such changes as the Collateral Agent shall reasonably request, consistent with the requirements of Section 7.05, or to which the Collateral Agent shall otherwise consent).

“Guaranteed Obligations” means, collectively, the Credit Agreement Obligations, the Term Loan Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Hedging Agreement Obligations” means, collectively, all obligations of any Obligor to any Revolving Lender or Term Lender (as applicable) (or any Affiliate thereof) under any Hedging Agreement that is an interest rate protection agreement or other interest rate hedging arrangement and has been designated by the Borrower by notice to the Collateral Agent as being secured by this Agreement, including in each case all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to such Revolving Lender or Term Lender (as applicable) (or any Affiliate thereof) under such Hedging Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to such Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding; provided, that Hedging Agreement Obligations shall not include any Excluded Swap Obligation.

For purposes hereof, it is understood that any obligations of any Obligor to a Person arising under a Hedging Agreement entered into at the time such Person (or an Affiliate thereof) is a “Revolving Lender” party to the Revolving Credit Facility or a “Term Lender” party to any Term Loan Credit Facility (as applicable) shall nevertheless continue to constitute Hedging Agreement Obligations for purposes hereof, notwithstanding that such Person (or its Affiliate) may have assigned all of its Loans or Term Loans (as applicable) and other interests in the Revolving Credit Facility or any Term Loan Credit Facility (as applicable) and, therefore, at the time a claim is to be made in respect of such obligations, such Person (or its Affiliate) is no longer a “Revolving Lender” party to the Revolving Credit Facility or a “Term Lender” party to any Term Loan Credit Facility (as applicable), provided that neither such Person nor any such Affiliate shall be entitled to the benefits of this Agreement (and such obligations shall not constitute Hedging Agreement Obligations hereunder) unless, at or prior to the time it ceased to be a Revolving Lender or a Term Lender (as applicable) hereunder, it shall have notified the Collateral Agent in writing of the existence of such agreement. Subject to and without limiting the preceding sentence, any Affiliate of a Revolving Lender or a Term Lender (as applicable) that is a party to a Hedging Agreement shall be included in the term “Revolving Lender” or “Term Lender” (as applicable) for purposes of this Agreement solely for purposes of the rights and obligations arising hereunder in respect of such Hedging Agreement and the Hedging Agreement Obligations thereunder.

The designation of any Hedging Agreement as being secured by this Agreement in accordance with the first paragraph under this definition of “Hedging Agreement Obligations” shall not create in favor of any Revolving Lender or Term Lender (as applicable) or any Affiliate thereof that is a party thereto (i) any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Agreement or (ii) any rights to consent to any amendment, waiver or other matter under this Agreement or any other Loan Document or Term Loan

Document, as applicable. Notwithstanding anything to the contrary in this Agreement or any other Loan Document or Term Loan Document, as applicable, no provider or holder of any Hedging Agreement Obligations (other than in its capacity as Revolving Administrative Agent, Term Loan Administrative Agent, Collateral Agent, Revolving Lender, or Term Lender to the extent applicable) has any individual right to enforce this Agreement or bring any remedies with respect to any Lien on Collateral granted pursuant to the Loan Documents or Term Loan Documents, as applicable. By accepting the benefits of this Agreement, such party shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by this Agreement as a Secured Party, subject to the limitations set forth in the preceding sentence.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits, loans or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar debt instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business not past due for more than 90 days after the date on which such trade account payable was due), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (with the value of such debt being the lower of the outstanding amount of such debt and the fair market value of the property subject to such Lien), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances or, solely for the purposes specified in the definition of “Indebtedness” in the Revolving Credit Facility, Term Loan Credit Facility or the Designated Indebtedness Document (whichever contains the most restrictive provision then in effect), Hedging Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor (or such Person is not otherwise liable for such Indebtedness). Notwithstanding the foregoing, “Indebtedness” shall not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or Investment to satisfy unperformed obligations of the seller of such asset or Investment or (y) a commitment arising in the ordinary course of business to make a future Portfolio Investment.

“Indorsed” means, with respect to any Certificated Security, that such Certificated Security has been assigned or transferred to the applicable transferee pursuant to an effective Indorsement.

“ING” means ING Capital LLC.

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof (and, for the avoidance of doubt, in the case of Investments that are loans or other debt obligations, customary restrictions on assignments or transfers thereof pursuant to the underlying documentation of such Investment shall not be deemed to be a “Lien” (provided that no such restrictions shall cause such Investments to not be Transferable) and, in the case of Portfolio Investments that are equity securities, excluding customary drag-along, tag-along, right of first refusal and other similar rights in favor of other equity holders of the same issuer).

“Loan Document” has the meaning given to such term in the Revolving Credit Facility.

“Loans” means the revolving loans made by the Revolving Lenders to the Borrower pursuant to the Revolving Credit Facility.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Notice of Designation” has the meaning specified in Section 6.01.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“NYUCC Control” means “control” as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC.

“Obligors” has the meaning given to such term in the preamble of this Agreement.

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Annex 2.11 hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, and (vi) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Liens” means those Liens on the Collateral (other than Collateral included in the Borrowing Base) permitted by each Debt Document (for the avoidance of doubt in the event of any conflict or difference among the Debt Documents, the most restrictive provisions that are in effect (after taking into account any modification, supplement, amendment or waiver of such provisions) shall apply against the Obligors hereunder).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledge Supplement” means a supplement to this Agreement substantially in the form of Exhibit D.

“Pledged Debt” means all indebtedness owed to any Obligor (other than Portfolio Investments (unless issued by a Subsidiary)), the instruments (if any) evidencing such indebtedness (including, without limitation, the instruments described on Annex 2.08 hereto) and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

“Pledged Equity Interests” means all Equity Interests (other than Excluded Equity Interests) owned by any Obligor issued by any Subsidiary of such Obligor (including, without limitation, the Equity Interests described on Annex 2.07 hereto) and the certificates, if any, representing such Equity Interests and any interest of such Obligor in the entries on the books of the issuer of such Equity Interests or on the books of any Securities Intermediary pertaining to such Equity Interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Pledged Interests” means all Pledged Debt and Pledged Equity Interests.

“Portfolio Investment” means any Investment held by the Borrower and its Subsidiaries in their asset portfolio.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” by entering into a keepwell under section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Designated Indebtedness Holders” means, with respect to each issuance of Designated Indebtedness (if any, or so long as, such Designated Indebtedness is outstanding (other than unasserted contingent obligations)) by the Borrower (each such issuance, a “Series”), the meaning given to the term “Required Holders” or “Required Lenders” in the Debt Documents with respect to such Designated Indebtedness.

“Required Revolving Lenders” has the meaning given to the term “Required Lenders” in the Revolving Credit Facility (so long as the obligations under the Revolving Credit Facility are outstanding (other than unasserted contingent obligations)).

“Required Secured Parties” means Secured Parties holding more than 50% of the aggregate amount of the sum of the Credit Agreement Obligations, the Term Loan Obligations and the Designated Indebtedness Obligations. For purposes of determining the amount of the Credit Agreement Obligations, the Term Loan Obligations and the Designated Indebtedness Obligations, the amount of such obligations shall be the outstanding principal amount of such obligations plus, if no event of default has occurred under any of the Debt Documents (or if an event of default has occurred under any of the Debt Documents but such event of default has been waived by the permitted parties under the applicable Debt Documents), the amount of the unfunded commitments on account of such obligations.

“Required Term Lenders” has the meaning given to the term “Required Lenders” (or equivalent term) in any Term Loan Credit Facility (so long as the obligations under such Term Loan Credit Facility are outstanding (other than unasserted contingent obligations)).

“Revolving Administrative Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Revolving Credit Facility” means (i) the Senior Secured Revolving Credit Agreement, dated as of December 4, 2013, among the Borrower, the lenders party thereto and ING Capital LLC, as administrative agent (the “Existing Revolving Credit Agreement”) and (ii) any amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement of the Existing Revolving Credit Agreement (or to any such amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement), provided that if any Term Loan Credit Facility is then in existence any such amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement (a) is incurred pursuant to documentation containing other terms (including financial and other covenants, covenants regarding the borrowing base, if any, portfolio valuations, and events of default, but excluding interest) that are no more restrictive in any material respect upon the Borrower and its Subsidiaries, while the loans are outstanding under such Term Loan Credit Facility, than those set forth in the Existing Revolving Credit Agreement and (b) is not secured by any assets of any Obligor other than pursuant to the Security Documents and the holders of which, or the agent, trustee or representative of such holders have agreed to either (x) be bound by the provisions of this Agreement by executing the joinder attached hereto as Exhibit E or (y) be bound by the provisions of this Agreement in a manner reasonably satisfactory to the Term Loan Administrative Agent (if the obligations (other than contingent obligations) under such Term Loan Credit Facility are still in effect) and the Collateral Agent.

“Revolving Lender” means any “Lender” (as defined in the Revolving Credit Facility) that is from time to time party to the Revolving Credit Facility.

“Revolving Loans” means the revolving loans made by the Revolving Lenders to the Borrower pursuant to the Revolving Credit Facility.

“SBIC Subsidiary” means any Subsidiary of the Borrower designated by the Borrower as an “SBIC Subsidiary” under the applicable Debt Documents and pursuant to the procedures specified in such Debt Documents (with notice to the Collateral Agent).

“Secured Obligations” means, collectively, (a) in the case of the Borrower, the Credit Agreement Obligations, the Term Loan Obligations, the Designated Indebtedness Obligations and the Hedging Agreement Obligations, (b) in the case of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantors in respect of the Guaranteed Obligations pursuant to Section 3.01 and (c) in the case of all Obligors, all present and future obligations of the Obligors to the Secured Parties, or any of them, hereunder or under any other Security Document; provided that Secured Obligations shall not include any Excluded Swap Obligation.

“Secured Party” means, collectively, the Revolving Lenders (including those holding Hedging Agreement Obligations), the Revolving Administrative Agent, any Term Lenders (including those who may hold Hedging Agreement Obligations), any Term Loan Administrative Agent, each Designated Indebtedness Holder, each Financing Agent and each Person that is not a Revolving Lender or Term Lender and is owed a Hedging Agreement Obligation of the type described in, and subject to the conditions set forth in, the second paragraph of the definition of “Hedging Agreement Obligations” and the Collateral Agent.

“Security Documents” means, collectively, this Agreement, the Custodian Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in the Collateral created pursuant hereto and all other assignments, pledge agreements, security agreements, control agreements, custodial agreements and other instruments executed and delivered at any time by any of the Obligors pursuant hereto or otherwise providing or relating to any collateral security for any of the Secured Obligations.

“Series” has the meaning set forth in the definition of Required Designated Indebtedness Holders.

“Special Equity Interest” means any Equity Interest that is subject to a Lien in favor of creditors of the issuer of such Equity Interest, provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, (b) such Indebtedness was (i) in existence at the time the Obligors acquired such Equity Interest, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition or (iii) already subject to a Lien granted to such creditors and (c) unless such Equity Interest is not intended to be included in the Collateral, the documentation creating or governing such Lien does not prohibit the inclusion of such Equity Interest in the Collateral.

“Structured Subsidiaries” means a direct or indirect Subsidiary of the Borrower designated by the Borrower as an “Structured Subsidiary” under the applicable Debt Documents and pursuant to the procedures specified in such Debt Documents (with notice to the Collateral Agent).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an Investment held by any Obligor in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Subsidiary Guarantors” has the meaning given to such term in the preamble of this Agreement.

“Term Lenders” means any holders of any Term Loan Indebtedness.

“Term Loan Administrative Agent” means, in respect of any Term Loan Indebtedness, any administrative agent for the holders of any Term Loan Indebtedness.

“Term Loan Credit Facility” means any credit agreement governing Indebtedness of the Borrower that has been designated by the Borrower at the time such credit agreement is entered into as the “Term Loan Credit Facility” for purposes of this Agreement in accordance with the requirements of Section 6.02.

“Term Loan Documents” means the “Loan Documents” (or equivalent term) as defined in the Term Loan Credit Facility.

“Term Loan Indebtedness” means Indebtedness under any Term Loan Credit Facility and all agreements related thereto.

“Term Loan Obligations” means, collectively, all obligations of the Borrower and the Subsidiary Guarantors to any Term Lenders and the Term Loan Administrative Agent under any Term Loan Credit Facility and the other Term Loan Documents, including in each case in respect of the principal of and interest on the loans made thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to any Term Lenders or the Term Loan Administrative Agent or any of them under or in respect of any Term Loan Credit Facility and the other Term Loan Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding; provided that Term Loan Obligations shall not include any Excluded Swap Obligation.

“Term Loans” means the term loans made by the Term Lenders to the Borrower pursuant to any Term Loan Credit Facility.

“Termination Date” means (a) with respect to the Revolving Lenders, the date on which the conditions set forth in the definition of “Termination Date” in the Revolving Credit Facility are satisfied, (b) with respect to any Term Lenders, the date on which the conditions set forth in the definition of “Termination Date” (or equivalent term) in any Term Loan Credit Facility are satisfied, and (c) with respect to any Designated Indebtedness Holders, the date on which the principal and accrued interest on each Designated Indebtedness and all fees and other amounts payable thereunder shall have been paid in full (excluding, for the avoidance of doubt, any amount in connection with any contingent unasserted obligation).

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, and all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Annex 2.11 hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Obligor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Annex 2.11 hereto.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“United States” means the United States of America.

“U.S. Government Security” means securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States and in the form of conventional bills, bonds, and notes.

1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such amendments, supplements, or modifications set forth herein or in the applicable Debt Document), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Representations and Warranties. Each Obligor represents and warrants to the Secured Parties that:

2.01 Organization. Such Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.02 Authorization; Enforceability. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, are within such Obligor’s corporate or other powers and have been duly authorized by all necessary corporate or other action, including by all necessary shareholder action. This Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.03 Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon any Obligor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of any Obligor.

2.04 Title. Such Obligor is the sole beneficial owner of the Collateral in which a security interest is granted by such Obligor hereunder and no Lien exists upon such Collateral other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien (subject to Eligible Liens) on the Collateral included in the Borrowing Base and (subject to Permitted Liens) on all other Collateral (except that any such security interest in a Special Equity Interest may be subject to a Lien in favor of a creditor of the issuer of such Special Equity Interest as contemplated by the definition of such term in Section 1.02) and (b) other Liens not prohibited by the provisions of any Debt Document.

2.05 Names, Etc. As of the date hereof, the full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and place of business (or, if more than one, chief executive office) of each Obligor as of the date hereof are correctly set forth in Annex 2.05 (and of each additional Obligor as of the date of the Guarantee Assumption Agreement referred to below are set forth in the supplement to Annex 2.05 in Appendix A to the Guarantee Assumption Agreement executed and delivered by such Obligor pursuant to Section 7.05).

2.06 Changes in Circumstances. No Obligor has (a) within the period of four months prior to the date hereof (or, in the case of any Subsidiary Guarantor, within the period of four months prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its location (as defined in Section 9-307 of the NYUCC), (b) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its name or (c) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person and binding upon such Obligor, in each case except as notified in writing to the Collateral Agent prior to the date hereof (or, in the case of any Subsidiary Guarantor, prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

2.07 Pledged Equity Interests. (i) Annex 2.07 sets forth a complete and correct list of all Pledged Equity Interests owned by any Obligor on the date hereof (or owned by a Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement) and on the date hereof or thereof such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on Annex 2.07; (ii) on the date hereof or thereof the Obligors listed on Annex 2.07 are the record and beneficial owners of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests; and (iii) no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority (subject to Eligible Liens on the Collateral included in the Borrowing Base and subject to Permitted Liens on all other Collateral) status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

2.08 Promissory Notes. Annex 2.08 sets forth a complete and correct list of all Promissory Notes (other than any previously delivered to the Custodian or held in a Securities Account referred to in Annex 2.09) held by any Obligor on the date hereof

(or held by a Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement) that are either included in the Borrowing Base or have an aggregate unpaid principal amount in excess of $75,000.

2.09 Deposit Accounts and Securities Accounts. Annex 2.09 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Obligors on the date hereof (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), except for any Deposit Account specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments.

2.10 Commercial Tort Claims. Annex 2.10 sets forth a complete and correct list of all Commercial Tort Claims of the Obligors on the date hereof (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

2.11 Intellectual Property and Licenses.

(a) Annex 2.11 sets forth a true and complete list on the date hereof (or on the date a Subsidiary Guarantor becomes a party hereto pursuant to a Guarantee Assumption Agreement) of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Obligor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Obligor;

(b) on the date hereof or thereof each Obligor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Annex 2.11, and to each Obligor’s knowledge, owns or has as of the date hereof or thereof the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Annex 2.11;

(c) to each Obligor’s knowledge, on the date hereof or thereof all Intellectual Property owned by the Obligors is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and as of the date hereof or thereof each Obligor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect;

(d) to each Obligor’s knowledge, on the date hereof or thereof all Intellectual Property set forth in Annex 2.11 is valid and enforceable; no holding, decision, or judgment has been rendered against any Obligor in any action or proceeding before any court or administrative authority challenging the validity of, any Obligor’s right to register, or any Obligor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to each Obligor’s knowledge, threatened;

(e) on the date hereof or thereof all registrations and applications for Copyrights, Patents and Trademarks owned by the Obligors are standing in the name of an Obligor, and none of the Trademarks, Patents, Copyrights or Trade Secrets owned by the Obligors has been licensed by any Obligor to any Affiliate or third party, except as disclosed in Annex 2.11;

(f) as of the date hereof or thereof each Obligor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights, in each case if material to the business of such Obligor;

(g) as of the date hereof or thereof each Obligor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks owned by or licensed to such Obligor and has taken all action reasonably necessary to ensure that all licensees of such Trademarks use such adequate standards of quality;

(h) to each Obligor’s knowledge, as of the date hereof or thereof the conduct of each Obligor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party, and no claim has been made, in writing, that the use of any Intellectual Property owned or used by any Obligor (or any of its respective licensees) violates the asserted rights of any third party;

(i) to each Obligor’s knowledge, as of the date hereof or thereof no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Obligor, or any of its respective licensees;

(j) as of the date hereof or thereof, no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Obligor or to which any Obligor is bound that adversely affect any Obligor’s rights to own or use any Intellectual Property; and

(k) as of the date hereof or thereof, no Obligor has made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released, and there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Collateral Agent.

Section 3. Guarantee.

3.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to the Collateral Agent for the benefit of each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated or extended maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will jointly and severally pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are irrevocable, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the satisfaction in full of the Guaranteed Obligations), it being the intent of this Section 3 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever (except as expressly required by this Agreement or any other Debt Document), and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

3.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and other charges of counsel (but excluding the allocated costs of internal counsel)) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

3.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than unasserted, contingent obligations), and the expiration and termination of all commitments to extend credit under all Debt Documents, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

3.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Secured Parties, a Guaranteed Obligation may be declared to be forthwith due and payable as provided in the respective Debt Document therefor including, in the case of the Revolving Credit Facility or any Term Loan Credit Facility, as the case may be, the provisions specifying the existence of an event of default (and shall be deemed to have become automatically due and payable in the circumstances provided therein including, in the case of the Revolving Credit Facility or any Term Loan Credit Facility, as the case may be, such provisions) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Subsidiary Guarantors and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

3.06 Continuing Guarantee. The guarantee in this Section 3 is a continuing guarantee of payment (and not of collection), and shall apply to all Guaranteed Obligations whenever arising.

3.07 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 3 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion action under New York CPLR Section 3213.

3.08 Rights of Contribution. The Obligors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 3 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 3.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Obligors hereunder) of the Borrower and all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

3.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate or other law, or any Federal or state bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

3.10 Indemnity by Borrower. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3.04), the Borrower agrees that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part the Guaranteed Obligations, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

3.11 Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under the guarantee contained in this Section 3 in respect of Swap Obligations (provided, however that each Qualified ECP Guarantor shall only be liable under this Section 3.11 for the maximum amount of such liability that can be incurred without rendering its obligations under this Section 3.11, or otherwise under the guarantee contained in this Section 3, as it relates to such other Obligor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of all the Secured Obligations (other than in respect of indemnities and contingent Obligations not then due and payable). Each Qualified ECP Guarantor intends that this Section 3.11 constitute, and this Section 3.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 4. Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of such

Obligor’s right, title and interest in, to and under all of the following property and assets, in each case whether tangible or intangible, wherever located, and whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4 being collectively referred to herein as “Collateral”):

(a) all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all General Intangibles (including all Intellectual Property), all Instruments (including all Promissory Notes), all Portfolio Investments, all Pledged Debt, all Pledged Equity Interests, all Investment Property not covered by the foregoing (including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts), all letters of credit and Letter-of-Credit Rights, all Money and all Goods (including Inventory and Equipment), and all Commercial Tort Claims;

(b) to the extent related to any Collateral, all Supporting Obligations;

(c) to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor); and

(d) all Proceeds of any of the foregoing Collateral.

IT BEING UNDERSTOOD, HOWEVER, that in no event shall the security interest granted under this Section 4 attach to (A) any contract, property rights, obligation, instrument or agreement to which an Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, obligation, instrument or agreement (other than to the extent that any such terms would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction), or (B) any Excluded Assets, and notwithstanding anything to the contrary provided in this Agreement, the term “Collateral” shall not include, and the Obligors shall not be deemed to have granted a security interest in, any Excluded Assets and (2) the Obligors, may by notice to the Collateral Agent, exclude from the grant of a security interest provided above in this Section 4, any Special Equity Interests designated by the Borrower in reasonable detail to the Collateral Agent in such notice (it being understood that the Borrower may at any later time rescind any such designation by similar notice to the Collateral Agent).

Section 5. Certain Agreements Among Secured Parties.

5.01 Priorities; Additional Collateral.

(a) Pari Passu Status of Obligations. Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that their respective interests in the Security Documents and the Collateral shall rank pari passu and that the Secured Obligations shall be equally and ratably secured by the Security Documents subject to the terms hereof and the priority of payment established in Section 8.06.

(b) Sharing of Guaranties and Liens. Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that (i) such Secured Party will not accept from any Subsidiary of the Borrower any guarantee of any of the Guaranteed Obligations unless such guarantor simultaneously guarantees the payment of all of the Guaranteed Obligations owed to all Secured Parties and (ii) such Secured Party will not hold, take, accept or obtain any Lien upon any assets of any Obligor or any Subsidiary of the Borrower to secure the payment and performance of the Secured Obligations except and to the extent that such Lien is in favor of the Collateral Agent pursuant to this Agreement or another Security Document to which the Collateral Agent is a party for the benefit of all of the Secured Parties as provided herein.

Anything in this Section, or any other provision of this Agreement, to the contrary notwithstanding, this Agreement shall be inapplicable to any debtor-in-possession financing that may be provided by any Secured Party to the Borrower or any of its Subsidiaries in any Federal or state bankruptcy or insolvency proceeding, and no consent or approval of any other Secured Party shall be required as a condition to the provision by any Secured Party of any such financing, and no other Secured Party shall be entitled to share in any Lien upon any Collateral granted to any Secured Party to secure repayment of such debtor-in-possession financing; provided, that no Secured Party shall be barred from objecting to any such financing on the basis of adequate protection or any other grounds.

5.02 Turnover of Collateral. If a Secured Party acquires custody, control or possession of any Collateral or the Proceeds therefrom, other than pursuant to the terms of this Agreement or on account of any payment that is not expressly prohibited hereby, such Secured Party shall promptly (but in any event within five Business Days) cause such Collateral or Proceeds to be Delivered in accordance with the provisions of this Agreement. Until such time as such Secured Party shall have complied with the provisions of the immediately preceding sentence, such Secured Party shall be deemed to hold such Collateral and Proceeds in trust for the benefit of the Collateral Agent.

5.03 Cooperation of Secured Parties. Each Secured Party will cooperate with the Collateral Agent and with each other Secured Party in the enforcement of the Liens upon the Collateral and otherwise in order to accomplish the purposes of this Agreement and the Security Documents.

5.04 Limitation upon Certain Independent Actions by Secured Parties. No Secured Party shall have any right to institute any action or proceeding to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral or to exercise any other remedy pursuant to the Security Documents or at law or in equity, for the purpose of realizing on the Collateral, or by reason of jeopardy of any Collateral, or for the execution of any trust or power hereunder (collectively, the “Specified Actions”), unless the Required Secured Parties have delivered written instructions to the Collateral Agent and the Collateral Agent shall have failed to act in accordance with such instructions within 30 days thereafter. In such case but not otherwise, the Required Secured Parties may appoint one Person to act on behalf of the Secured Parties solely to take any of the Specified Actions (the “Appointed Party”), and, upon the acceptance of its appointment as Appointed Party, the Appointed Party shall be entitled to commence proceedings in any court of competent jurisdiction or to take any other Specified Actions as the Collateral Agent might have taken pursuant to this Agreement or the Security Documents (in accordance with the directions of the Required Secured Parties). The Obligors acknowledge and agree that should the Appointed Party act in accordance with this provision, such Appointed Party will have all the rights, remedies, benefits and powers as are granted to the Collateral Agent pursuant hereto or pursuant to any Security Documents.

5.05 No Challenges. In no event shall any Secured Party take any action to challenge, contest or dispute the validity, extent, enforceability, or priority of the Collateral Agent’s Liens hereunder or under any other Security Document with respect to any of the Collateral, or that would have the effect of invalidating any such Lien or support any Person who takes any such action. Each of the Secured Parties agrees that it will not take any action to challenge, contest or dispute the validity, enforceability or secured status of any other Secured Party’s claims against any Obligor (other than any such claim resulting from a breach of this Agreement by a Secured Party, or any challenge, contest or dispute alleging arithmetical error in the determination of a claim), or that would have the effect of invalidating any such claim, or support any Person who takes any such action.

5.06 Rights of Secured Parties as to Secured Obligations. Notwithstanding any other provision of this Agreement, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in any instrument evidencing or agreement governing such Secured Obligations, or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Obligors to pay their respective Secured Obligations when due, shall not be impaired or affected without the consent of such Secured Party given in accordance with the Debt Documents to which such Secured Party is a party or its Secured Obligations are bound; provided that, notwithstanding the foregoing, each Secured Party agrees that it will not attempt to exercise remedies with respect to any Collateral except as provided in this Agreement.

Section 6. Designation of Designated Indebtedness and Term Loan Credit Facility; Recordkeeping, Etc.

6.01 Designation of Other Indebtedness. The Borrower may at any time designate as “Designated Indebtedness” hereunder any other Indebtedness intended by the Borrower to be secured that satisfies at the time of incurrence the terms and conditions of the definition of “Secured Longer-Term Indebtedness” in the Revolving Credit Facility and the other provisions of the Revolving Credit Facility (as long as the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)) and the terms and conditions of the definition of “Secured Longer Term Indebtedness” in any Term Loan Credit Facility and the other provisions of any Term Loan Credit Facility (as long as the Term Loan Obligations are outstanding (other than unasserted contingent obligations)), such designation to be effected by delivery to the Collateral Agent of a notice substantially in the form of Exhibit A or in such other form approved by the Collateral Agent (a “Notice of Designation”), which notice shall identify such Indebtedness, provide that such Indebtedness be designated as “Designated Indebtedness” hereunder and be accompanied by a certificate of a Financial Officer delivered to the Revolving Administrative Agent, any Term Loan Administrative Agent, each Financing Agent, each Designated Indebtedness Holder party hereto and the Collateral Agent:

(a) certifying that such Indebtedness satisfies the conditions of this Section, and that after giving effect to such designation and the incurrence of such Designated Indebtedness, no Default or Event of Default shall have occurred and be continuing;

(b) attaching (and certifying as true and complete) copies of the Designated Indebtedness Documents for such Designated Indebtedness (including all schedules and exhibits, and all amendments or supplements, thereto); and

(c) identifying the Financing Agent, if any, for such Designated Indebtedness (or, if there is no Financing Agent for such Designated Indebtedness, identifying each holder of such Designated Indebtedness).

No such designation shall be effective unless and until the Borrower and such Financing Agent (or, if there is no Financing Agent, each holder of such Designated Indebtedness) shall have executed and delivered to the Collateral Agent (x) a joinder substantially in the form attached hereto as Exhibit E or (y) an agreement in form and substance reasonably satisfactory to the Collateral Agent, appropriately completed and duly executed and delivered by each party thereto, pursuant to which such Financing Agent (or, if there is no Financing Agent, such holder) shall have become a party hereto and assumed the obligations of a Financing Agent (or holder) hereunder, as applicable.

6.02 Designation of Term Loan Credit Facility. The Borrower may at any time, with the written consent of the Revolving Administrative Agent and the Required Revolving Lenders in their sole discretion, designate as the “Term Loan Credit Facility” hereunder any other credit agreement intended by the Borrower to be secured that satisfies at the time such credit agreement is entered into the terms and conditions of the definition of “Term Loan Credit Facility” in the Revolving Credit Facility and the other provisions of the Revolving Credit Facility (as long as the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)), such designation to be effected by delivery to the Collateral Agent of a notice in such form approved by the Collateral Agent, which notice shall identify such credit agreement, provide that such credit agreement be designated as the “Term Loan Credit Facility” hereunder and be accompanied by a certificate of a Financial Officer delivered to the Revolving Administrative Agent, each Financing Agent, each Designated Indebtedness Holder party hereto and the Collateral Agent:

(a) certifying that such credit agreement satisfies the conditions of this Section, and that after giving effect to such designation and the incurrence of the Term Loan Indebtedness thereunder, no Default or Event of Default shall have occurred and be continuing;

(b) attaching (and certifying as true and complete) copies of the Term Loan Documents for such Term Loan Credit Facility (including all schedules and exhibits, and all amendments or supplements, thereto); and

(c) identifying the Term Loan Administrative Agent for such Term Loan Credit Facility.

No such designation shall be effective unless and until the Borrower and such Term Loan Administrative Agent shall have executed and delivered to the Collateral Agent an agreement in form and substance reasonably satisfactory to the Collateral Agent, appropriately completed and duly executed and delivered by each party thereto, pursuant to which such Term Loan Administrative Agent shall have become a party hereto and assumed the obligations of a Term Loan Administrative Agent hereunder, as applicable.

6.03 Recordkeeping. The Collateral Agent will maintain books and records necessary to enable it to determine at any time all transactions under this Agreement which have occurred on or prior to such time. Each Obligor agrees that such books and records maintained in good faith by the Collateral Agent shall be conclusive as to the matters contained therein absent manifest error. Each Obligor shall have the right to inspect such books and records at any time upon reasonable prior notice.

Section 7. Covenants of the Obligors. In furtherance of the grant of the security interest pursuant to Section 4, each Obligor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

7.01 Delivery and Other Perfection.

(a) With respect to any Portfolio Investment or other Collateral as to which physical possession by the Collateral Agent or the Custodian is required in order for such Portfolio Investment or Collateral to have been “Delivered”, such Obligor shall take such actions as shall be necessary to effect Delivery thereof within ten (10) days after the acquisition thereof by an Obligor with respect to any such Portfolio Investment or Collateral acquired after the Effective Date. Notwithstanding anything to the contrary contained herein, if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of the Borrower, then: (a) in the case of any Investment in Indebtedness other than a Noteless Assigned Loan, if such destroyed or lost document is an original promissory note registered in name of an Obligor, such original promissory note shall constitute an “Undelivered Note” and the Borrower shall have up to 20 Business Days from the date when the Borrower has knowledge of such loss or destruction to deliver to the Custodian a replacement promissory note and comply with the requirements of Section (1)(c)(x) of Schedule 1.01(d) to the Revolving Credit Facility; provided, that during such 20 Business Day period, the limitations under Section (1)(a)(i) and (ii) of Schedule 1.01(d) to the Revolving Credit Facility shall apply; and (b) in the case of any Noteless Assigned Loans, if such destroyed instrument or document is an original transfer document or instrument relating to such Noteless Assigned Loan, the Borrower shall have up to 20 Business Days from the date when the Borrower has knowledge of such loss or destruction to deliver to the Custodian a replacement instrument or document and comply with the requirements of Section (1)(c)(x) of Schedule 1.01(d) to the Revolving Credit Facility. As to all other Collateral, such Obligor shall cause the same to be Delivered within three Business Days of the acquisition thereof, provided that Delivery shall not be required with respect to (1) accounts of the type described in clauses (A) – (E) of Section 7.06 to the extent set forth therein, and (2) immaterial assets so long as (x) such assets are not included in the Borrowing Base, (y) the Collateral Agent has a perfected first priority lien (subject to Eligible Liens) on such assets and no other Person exercises NYUCC Control over such assets and such assets have not been otherwise “Delivered” to any other Person, and (z) the aggregate value of such assets described in this Section 7.01(a)(2) does not at any time exceed $75,000; and provided further that the proviso to clause (h) of the definition of “Delivery” does not apply to any participation in a loan held by an Obligor pursuant only to a customary participation agreement (it being understood that under no circumstances will participations in a loan be included as an Eligible Portfolio Investment, as defined in the Revolving Credit Facility or Term Loan Credit Facility, as applicable, whether or not such clause (h) has been complied with). In addition, and without limiting the generality of the foregoing, each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary in the reasonable judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(i) keep full and accurate books and records relating to the Collateral in all material respects; and

(ii) permit representatives of the Collateral Agent, upon reasonable prior notice, all at such reasonable times during normal business hours, to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require; provided that each such Obligor shall be entitled to have its representatives and advisors present during any inspection of its books and records at such Obligor’s place of business and the Collateral Agent shall not conduct more than two (2) such inspections and visits in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent inspections during such calendar year.

(b) Unless released from the Collateral pursuant to Section 10.03(e) or (f), once any Portfolio Investment has been Delivered, the Obligors shall not take or permit any action that would result in such Portfolio Investment no longer being Delivered hereunder and shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary in the reasonable judgment of the Collateral Agent to continue the Delivered status of any Collateral. Without limiting the generality of the foregoing, the Obligors shall not terminate any arrangement with the Custodian unless and until a successor Custodian reasonably satisfactory to the Collateral Agent has been appointed and has executed all documentation necessary to continue the Delivered status of the Collateral, which documentation shall be in form and substance reasonably satisfactory to the Collateral Agent.

7.02 Name; Jurisdiction of Organization, Etc. Each Obligor agrees that (a) without providing at least thirty (30) days prior written notice to the Collateral Agent, such Obligor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Obligor does not have an organizational identification number and later obtains one, such Obligor will forthwith notify the Collateral Agent of such organizational identification number, and (c) such Obligor will not change its type of organization, jurisdiction of organization or other legal structure unless such change is specifically permitted hereby or by the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)), any Term Loan Credit Facility (as long as any Term Loan Obligations are outstanding (other than unasserted contingent obligations)) and such Obligor provides the Collateral Agent with at least thirty (30) days prior written notice of such permitted change (or such shorter period approved by the Collateral Agent).

7.03 Other Liens, Financing Statements or Control. Except as otherwise permitted under the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)), any Term Loan Credit Facility (as long as any Term Loan Obligations are outstanding (other than unasserted contingent obligations)) and the applicable provisions of each other Debt Document, the Obligors shall not (a) create or suffer to exist any Lien upon or with respect to any Collateral, (b) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole Collateral Agent for the benefit of the Secured Parties, or (c) cause or permit any Person other than the Collateral Agent to have NYUCC Control of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

7.04 Transfer of Collateral. Except as otherwise permitted under the Revolving Credit Facility and the other Debt Documents, the Obligors shall not sell, transfer, assign or otherwise dispose of any Collateral.

7.05 Additional Subsidiary Guarantors. As contemplated by each of the Revolving Credit Facility and any Term Loan Credit Facility, new Subsidiaries (other than a Financing Subsidiary) of the Borrower formed or acquired by the Borrower after the date hereof, existing Subsidiaries of the Borrower that after the date hereof cease to constitute Financing Subsidiaries under the Revolving Credit Facility or any Term Loan Credit Facility, and any other Person that otherwise becomes a Subsidiary (other than a Financing Subsidiary) within the meaning of the definition thereof, are required to become a “Subsidiary Guarantor” under this Agreement, by executing and delivering to the Collateral Agent a Guarantee Assumption Agreement in the form of Exhibit B hereto. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Obligor” for all purposes of this Agreement, and Annexes 2.05, 2.07, 2.08, 2.09, 2.10 and 2.11 hereto shall be deemed to be supplemented in the manner specified in such Guarantee Assumption Agreement. In addition, upon execution and delivery of any such Guarantee Assumption Agreement, the new Subsidiary Guarantor makes the representations and warranties set forth in Section 2 as of the date of such Guarantee Assumption Agreement and shall be permitted to update the Annexes with respect to such Subsidiary.

7.06 Control Agreements. No Obligor shall open or maintain any account with any bank, securities intermediary or commodities intermediary (other than (A) any such accounts that are maintained by the Borrower in its capacity as “servicer” for a Financing Subsidiary or any Agency Account, (B) any such accounts which hold solely money or financial assets of a Financing Subsidiary, (C) any payroll account so long as such payroll account is coded as such, (D) withholding tax and fiduciary accounts or any trust account maintained solely on behalf of a Portfolio Investment, and (E) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (E), does not at any time exceed $75,000, provided that in the case of each of the foregoing clauses (A) through (E), no other Person (other than the depository institution at which such account is maintained) shall have “control” over such account (within the meaning of the Uniform Commercial Code) and such account shall not have been otherwise “Delivered” to any other Person) unless such Obligor has notified the Collateral Agent of such account and the Collateral Agent has NYUCC Control over such account pursuant to a control agreement in form and substance reasonably satisfactory to the Collateral Agent.

7.07 Revolving Credit Facility and Term Loan Credit Facility. Each Subsidiary Guarantor agrees to perform, comply with and be bound by the covenants of each of the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)) and any Term Loan Credit Facility (as long as any Term Loan Obligations are outstanding (other than unasserted contingent obligations)), respectively (which provisions are incorporated herein by reference), applicable to such Subsidiary Guarantor as if each Subsidiary Guarantor were a signatory to the Revolving Credit Facility and such Term Loan Credit Facility, respectively.

7.08 Pledged Equity Interests.

(a) In the event any Obligor acquires rights in any Pledged Equity Interest after the date hereof or any Excluded Equity Interest held by any Obligor becomes a Pledged Equity Interest after the date hereof because it ceases to constitute an Excluded Equity Interest, such Obligor shall deliver to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto, reflecting such new Pledged Equity Interests. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Pledged Equity Interests immediately upon any Obligor’s acquisition of rights therein and shall not be affected by the failure of any Obligor to deliver a supplement to Annex 2.07 as required hereby; and

(b) Without the prior written consent of the Collateral Agent, no Obligor shall vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely changes the rights of such Obligor with respect to any Pledged Equity Interest in a manner inconsistent with the terms of this Agreement or any Debt Document or that adversely affects the validity, perfection or priority of the Collateral Agent’s security interest or the ability of the Collateral Agent to exercise its rights and remedies under this Agreement with respect to such Pledged Equity Interest, (b) other than as permitted under the Revolving Credit Facility and each other Debt Document, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, or (c) cause any issuer of any Pledged Equity Interests which are interests in a partnership or limited liability company and which are not securities (for purposes of the NYUCC) on the date hereof to elect or otherwise take any action to cause such Pledged Equity Interests to be treated as securities for purposes of the NYUCC; except if such Obligor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable in the Collateral Agent’s reasonable discretion to establish the Collateral Agent’s NYUCC Control thereof; and

(c) Each Obligor consents to the grant by each other Obligor of a security interest in all Pledged Equity Interests to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Equity Interest to the Collateral Agent or its nominee following the occurrence and during the continuation of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

7.09 Voting Rights, Dividends, Etc. in Respect of Pledged Interests.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) each Obligor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement or any Debt Document; provided, however, that none of the Obligors will exercise or refrain from exercising any such right, as the case may be, if such action (or inaction) could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral in a manner inconsistent with the terms of this Agreement or any Debt Document or the creation, perfection and priority of the Collateral Agent’s Lien or the ability of the Collateral Agent to exercise its rights and remedies under this Agreement with respect to such Pledged Interest;

(ii) each of the Obligors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent not prohibited by the Debt Documents; provided, however, that (except with respect to any Pledged Debt that is also a Portfolio Investment) any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Debt Documents, shall be, and shall forthwith be delivered to the Collateral Agent to hold as, Pledged Interests and shall, if received by any of the Obligors, be received in trust for the benefit of the Collateral Agent, shall be segregated from the other property or funds of the Obligors, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations, provided that the Obligors shall be permitted to take any action with respect to the cash described in (B) and (C) not prohibited by the other Debt Documents; and

(iii) the Collateral Agent will execute and deliver (or cause to be executed and delivered) to any Obligor all such proxies and other instruments as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7.09(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7.09(a)(ii) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of each Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7.09(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7.09(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;

(ii) the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt or other Portfolio Investments to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Obligor in respect of the Pledged Debt or other Portfolio Investments, and each of the Obligors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;

(iii) without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests or any Portfolio Investments as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests or any Portfolio Investments upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer thereof, or upon the exercise by any such issuer of any right, privilege or option pertaining to any Pledged Interests or any Portfolio Investments, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests or any Portfolio Investments with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv) all dividends, distributions, interest and other payments that are received by any of the Obligors contrary to the provisions of Section 7.09(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Obligors, and shall be forthwith paid over to the Collateral Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.

7.10 Commercial Tort Claims. Each Obligor agrees that with respect to any Commercial Tort Claim in excess of $100,000 individually hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto, identifying such new Commercial Tort Claims.

7.11 Intellectual Property. Each Obligor hereby covenants and agrees as follows:

(a) it shall not do any act or omit to do any act whereby any of the Intellectual Property which such Obligor determines in its reasonable business judgment is material to the business of such Obligor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b) it shall not, with respect to any Trademarks which such Obligor determines in its reasonable business judgment are material to the business of such Obligor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any such Trademark at a level which such Obligor determines in its reasonable business judgment to be appropriate to maintain the value of such Trademarks, and each Obligor shall take all steps reasonably necessary to ensure that licensees of such Trademarks use such consistent standards of quality;

(c) it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that in its reasonable business judgment is material to the business of any Obligor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any material adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court, other than in the ordinary course of prosecuting and/or maintaining the applications or registrations of such Intellectual Property;

(d) it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Obligor that such Obligor determines in its reasonable business judgment is material to its business which is now or shall become included in the Intellectual Property Collateral;

(e) in the event that it has knowledge that any Intellectual Property owned by or exclusively licensed to any Obligor is infringed, misappropriated, or diluted by a third party, such Obligor shall, except as it determines otherwise in its reasonable business judgment, promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

(f) it shall promptly (but in no event more than thirty (30) days after any Obligor obtains knowledge thereof) report to the Collateral Agent (i) the filing by or on behalf of such Obligor of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing and (ii) the registration of any Intellectual Property owned by such Obligor by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto;

(g) it shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property Collateral, whether now owned or hereafter acquired by or on behalf of such Obligor, including, without limitation, intellectual property security agreements in the form of Exhibit C hereto;

(h) it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Obligor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(i) it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents; and

(j) it shall continue to collect, at its own expense, all amounts due or to become due to such Obligor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Obligor may take (and, while an Event of Default exists at the Collateral Agent’s reasonable direction, shall take) such action as such Obligor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, while an Event of Default exists the Collateral Agent shall have the right at any time, to notify, or require any Obligor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

Section 8. Acceleration Notice; Remedies; Distribution of Collateral.

8.01 Notice of Acceleration. Upon receipt by the Collateral Agent of a written notice from any Secured Party which (i) expressly refers to this Agreement, (ii) describes an event or condition which has occurred and is continuing and (iii) expressly states that such event or condition constitutes an Acceleration as defined herein, the Collateral Agent shall promptly notify each other party hereto of the receipt and contents thereof (any such notice is referred to herein as a “Acceleration Notice”).

8.02 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

8.03 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

(a) each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in the Collateral Agent’s request;

(b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

(d) the Collateral Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

(e) the Collateral Agent may, upon reasonable prior notice (provided that at least ten Business Days’ prior notice shall be deemed to be reasonable) to the Obligors of the time and place (or, if such sale is to take place on the NYSE or any other established exchange or market, prior to the time of such sale or other disposition), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral

Agent, the other Secured Parties or any of their respective agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems appropriate, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law.

The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 8.06.

The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that to the extent any such private sale is conducted by the Collateral Agent in a commercially reasonable manner, the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Obligors, or the issuer thereof, to register it for public sale.

8.04 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 8.03 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

8.05 Private Sale. The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 8.03 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such private sale was conducted in a commercially reasonable manner.

8.06 Application of Proceeds. Except as otherwise herein expressly provided in this Section 8.06, after the occurrence and during the continuance of an Event of Default pursuant to exercise of any remedies under Section 8 of this Agreement, the proceeds of any collection, sale or other realization by the Collateral Agent of all or any part of the Collateral of any Obligor (including any other cash of any Obligor at the time held by the Collateral Agent under this Agreement in respect of Collateral or in respect of the guaranty obligations of the Subsidiary Guarantors under this Agreement) shall be applied by the Collateral Agent as follows:

First, to the payment of reasonable and documented costs and expenses of such collection, sale or other realization, including reasonable and documented out-of-pocket costs and expenses of the Collateral Agent and the reasonable and documented fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

Second, to the payment of any fees and other amounts then owing by such Obligor to the Collateral Agent in its capacity as such;

Third, to the payment of the Secured Obligations of such Obligor then due and payable, in each case to each Secured Party ratably in accordance with the amount of Secured Obligations then due and payable to such Secured Party (it being understood that, for the purposes hereof, the outstanding principal amount of the Loans under the Revolving Credit Facility and the Term Loans under any Term Loan Credit Facility shall be deemed then due and payable whether or not any Acceleration of such loans has occurred); and

Fourth, after application as provided in clauses “First” “Second” and “Third” above, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

For the avoidance of doubt, payments made pursuant to Sections 2.08(b), (c), (d) and (e) of the Existing Revolving Credit Agreement (or any analogous provisions in any amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement thereof) or pursuant to equivalent sections in any Term Loan Credit Agreement shall not be subject to this Section 8.06 or to Section 5.02 unless the Collateral Agent, after the occurrence and continuation of an Event of Default, has directed the actions giving rise to such payments. In making the allocations required by this Section, the Collateral Agent may rely upon its records and information supplied to it pursuant to Section 9.02, and the Collateral Agent shall have no liability to any of the other Secured Parties for actions taken in reliance on such information, except to the extent of its gross negligence or willful misconduct. The Collateral Agent may, in its sole discretion, at the time of any application under this Section, withhold all or any portion of the proceeds otherwise to be applied to the Secured Obligations as provided above and maintain the same in a segregated cash collateral account in the name and under the exclusive NYUCC Control of the Collateral Agent, to the extent that it in good faith believes that the information provided to it pursuant to Section 9.02 is either incomplete or inaccurate and that application of the full amount of such proceeds to the Secured Obligations would be disadvantageous to any Secured Party. All distributions made by the Collateral Agent pursuant to this Section shall be final (subject to any decree of any court of competent jurisdiction), and the Collateral Agent shall have no duty to inquire as to the application by the other Secured Parties of any amounts distributed to them.

8.07 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 8 and taking any action and executing any instruments which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 8 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

8.08 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Obligor hereby grants to the Collateral Agent, if and only to the extent of such Obligor’s rights to grant the same, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral (other than any Excluded Assets) now owned or hereafter acquired by such Obligor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

8.09 Authority. Notwithstanding anything to the contrary contained herein, in no event shall the Collateral Agent take, or be permitted to take, any Enforcement Action with respect to the Collateral without at least three Business Days prior notice to the Secured Parties, and will refrain from taking such Enforcement Action if so directed by the Required Secured Parties during such three Business Day period, provided that the Collateral Agent may take such Enforcement Action during such three Business Day period if so directed by the Required Secured Parties.

Section 9. The Collateral Agent.

9.01 Appointment; Powers and Immunities. Each Revolving Lender, each Term Lender, the Revolving Administrative Agent, the Term Loan Administrative Agent, each Financing Agent and, by acceptance of the benefits of this Agreement and the other Security Documents, each Designated Indebtedness Holder hereby irrevocably appoints and authorizes ING to act as its agent hereunder with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent (which term as used in this sentence and in Section 9.06 and the first sentence of Section 9.07 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents):

(a) shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for, or a fiduciary with respect to, any Revolving Lender, Term Lender or Designated Indebtedness Holder;

(b) shall not be responsible to the Revolving Lenders, the Term Lenders, the Revolving Administrative Agent, the Term Loan Administrative Agent, the Financing Agents or the Designated Indebtedness Holders for any recitals, statements, representations or warranties contained in this Agreement or in any notice delivered hereunder, or in any other certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by the Obligors or any other Person to perform any of its obligations hereunder;

(c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder except, subject to Section 9.07, for any such litigation or proceedings relating to the enforcement of the guarantee set forth in Section 3, or the Liens created pursuant to Section 4; and

(d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

9.02 Information Regarding Secured Parties. The Borrower will at such times and from time to time as shall be reasonably requested by the Collateral Agent, supply a list in form and detail reasonably satisfactory to the Collateral Agent setting forth the amount of the Secured Obligations held by each Secured Party (excluding, so long as ING is both the Collateral Agent and the Revolving Administrative Agent, the Credit Agreement Obligations) as at a date specified in such request. The Collateral Agent shall provide any such list to any Secured Party upon request. The Collateral Agent shall be entitled to rely upon such information, and such information shall be conclusive and binding for all purposes of this Agreement, except to the extent the Collateral Agent shall have been notified by a Secured Party that such information as set forth on any such list is inaccurate or in dispute between such Secured Party and the Borrower.

9.03 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram, cable or electronic mail) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by (i) the Required Secured Parties or (ii) where expressly permitted for in Section 10.03, the Required Revolving Lenders, the Required Term Lenders and the Required Designated Indebtedness Holders, as applicable, and such instructions of (i) the Required Secured Parties or (ii) where expressly permitted for in Section 10.03, the Required Revolving Lenders, the Required Term Lenders and the Required Designated Indebtedness Holders, as applicable, and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties. If in one or more instances the Collateral Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to this Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Collateral Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

9.04 Rights as a Secured Party. With respect to its obligation to extend credit under the Revolving Credit Facility and, if applicable, any Term Loan Credit Facility, ING (and any successor acting as Collateral Agent) in its capacity as a Revolving Lender under the Revolving Credit Facility and, if applicable, as a Term Lender under any Term Loan Credit Facility, shall have the same rights and powers hereunder as any other Secured Party and may exercise the same as though it were not acting as Collateral Agent, and the term “Secured Party” or “Secured Parties” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. ING (and any successor acting as Collateral Agent) and its Affiliates may (without having to account therefor to any other Secured Party) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any of the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and ING and its Affiliates may accept fees and other consideration from any of the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the other Secured Parties.

9.05 Indemnification. Each Revolving Lender, each Term Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents agrees to indemnify the Collateral Agent and each Related Party of the Collateral Agent (each such Person being called an “Indemnitee”) (to the extent not reimbursed under Section 10.04, but without limiting the obligations of the Obligors under Section 10.04) ratably in accordance with the aggregate Secured Obligations held by the Revolving Lenders, the Term Lenders and the Designated Indebtedness Holders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee (including by any other Secured Party) arising out of or by reason of any investigation in connection with or in any way relating to or arising out of this Agreement, any other Debt Documents, or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Obligors are obligated to pay under Section 10.04, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Revolving Lender, Term Lender or Designated Indebtedness Holder shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final, nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified.

9.06 Non-Reliance on Collateral Agent and Other Secured Parties. The Revolving Administrative Agent, the Term Loan Administrative Agent (if any) and each Financing Agent (and each Revolving Lender, each Term Lender and each Designated Indebtedness Holder by acceptance of the benefits of this Agreement and the other Security Documents) agrees that it has, independently and without reliance on the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Subsidiary Guarantors and their Subsidiaries and decision to extend credit to the Borrower in reliance on this Agreement and that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and any Debt Document to which it is a party. Except as otherwise expressly provided herein, the Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any other Debt Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. The Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the affairs, financial condition or business of any Obligor or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Collateral Agent or any of its Affiliates, except for notices, reports and other documents and information expressly required to be furnished to the other Secured Parties by the Collateral Agent hereunder.

9.07 Failure to Act. Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the other Secured Parties of their indemnification obligations under

Section 9.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall not be required to take any action that in the judgment of the Collateral Agent would violate any applicable law.

9.08 Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the other Secured Parties and the Obligors. Upon any such resignation, the Required Secured Parties shall have the right, with the consent of the Borrower not to be unreasonably withheld provided that no such consent shall be required if an Event of Default has occurred and is continuing to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s giving of written notice of resignation of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent, that shall be a financial institution that has an office in New York, New York and has a combined capital and surplus and undivided profits of at least $1,000,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor, and such payment to be made as and when invoiced by the successor Collateral Agent.

9.09 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

Section 10. Miscellaneous.

10.01 Notices. All notices, requests, consents and other demands hereunder and other communications provided for herein shall be given or made in writing, (a) to any party hereto, telecopied, (to the extent provided in the Revolving Credit Facility or Term Loan Credit Facility, as applicable) e-mailed or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages to this Agreement or, in the case of any Term Loan Administrative Agent, any Financing Agent or Designated Indebtedness Holder that shall become a party hereto after the date hereof, at such “Address for Notices” as shall be specified pursuant to or in connection with the joinder agreement executed and delivered by such Financing Agent or Designated Indebtedness Holder pursuant to Section 6.01 and by such Term Loan

Administrative Agent pursuant to Section 6.02 (provided that notices to any Subsidiary Guarantor shall be given to such Subsidiary Guarantor care of the Borrower at the address for the Borrower specified herein) or (b) as to any party, at such other address as shall be designated by such party in a written notice to each other party. All notices to any Revolving Lender, Term Lender or Designated Indebtedness Holder that is not a party hereto shall be given to the Revolving Administrative Agent, the Term Loan Administrative Agent or Financing Agent for such Designated Indebtedness Holder.

10.02 No Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

10.03 Amendments to Security Documents, Etc. Except as otherwise provided in any Security Document, the terms of this Agreement and the other Security Documents may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Collateral Agent, with the consent of the Required Revolving Lenders, the Required Term Lenders and the Required Designated Indebtedness Holders; provided, that, subject to the provisions related to “Defaulting Lenders” (or equivalent term) in the Revolving Credit Facility and the Term Loan Credit Facility, as the case may be:

(a) no such amendment shall adversely affect the relative rights of any Secured Party as against any other Secured Party without the prior written consent of such first Secured Party;

(b) without the prior written consent of (x) each of the Revolving Lenders and the Term Lenders and (y) the Required Designated Indebtedness Holders, the Collateral Agent shall not release all or substantially all of the collateral under the Security Documents or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Section 3 hereof (and if any amounts have become due and payable in respect of any Hedging Agreement Obligations, and such amounts shall have remained unpaid for 30 or more days, then the prior written consent (voting as a single group) of the holders of a majority in interest of the Hedging Agreement Obligations will also be required to release all or substantially all of such collateral or guarantee obligations);

(c) without the consent of each of the Secured Parties, no modification, supplement or waiver shall modify the definition of the term “Required Secured Parties” or modify in any other manner the number of percentage of the Secured Parties required to make any determinations or waive any rights under any Security Document;

(d) without the consent of the Collateral Agent, no modification, supplement or waiver shall modify the terms of Section 9;

(e) to the extent not inconsistent with clause (b) above, the Collateral Agent is authorized to release (and shall release) any Collateral that is either the subject of a disposition not prohibited under either the Revolving Credit Facility, the Term Loan Credit Facility or the Designated Indebtedness Documents, or to which the Required Revolving Lenders, the Required Term Lenders and the Required Designated Indebtedness Holders shall have consented and will, at the Obligors’ expense, execute and deliver to any Obligor such documents (including, without limitation, any UCC termination statements, lien releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form)) as such Obligor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; notwithstanding the foregoing, Portfolio Investments constituting Collateral shall be automatically released from the lien of this Agreement, without any action of the Collateral Agent, in connection with any disposition of Portfolio Investments that (i) occurs in the ordinary course of the Borrower’s business and (ii) is not prohibited under any of the Debt Documents; and

(f) to the extent not inconsistent with clause (b) above, the Collateral Agent is authorized to release (and shall release) any Subsidiary Guarantor from any of its guarantee obligations under Section 3 hereof to the extent such Subsidiary is (x) the subject of a disposition not prohibited under the Debt Documents, (y) ceases to be a Subsidiary as a result of a transaction not prohibited under the Debt Documents, or (z) to which each of the Required Revolving Lenders, the Required Term Lenders and the Required Designated Indebtedness Holders shall have consented, and, upon such release, the Collateral Agent is authorized to release (and shall release) any collateral security granted by such Subsidiary Guarantor hereunder and under the other Security Documents and will, at the Obligors’ expense, execute and deliver to any Obligor such documents (including, without limitation, any UCC termination statements, lien releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form)) as such Obligor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby.

Any such amendment or waiver shall be binding upon the Collateral Agent, each Secured Party and each Obligor. Notwithstanding the foregoing to the contrary, if the Termination Date shall have occurred with respect to any Class, then the consent rights of such Class (and the related Required Revolving Lenders, Required Term Lenders or Required Designated Indebtedness Holders) under this Section 10.03 shall terminate.

10.04 Expenses: Indemnity: Damage Waiver.

(a) Costs and Expenses. The Obligors hereby jointly and severally agree to reimburse the Collateral Agent and each of the other Secured Parties and their respective Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred by them (including the reasonable and documented fees, charges and disbursements of legal counsel (and excluding the allocated costs of internal counsel)) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform in the time period required under this Agreement, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of any Obligor, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings arising from or related to this Agreement and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4.

(b) Indemnification by the Obligors. The Obligors shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses including reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses that (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee, (2) result from a claim brought against such Indemnitee for breach of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if there has been a final and nonappealable judgment against such Indemnitee on such claim as determined by a court of competent jurisdiction or (3) result from a claim arising as a result of a dispute between Indemnitees (other than (x) any dispute involving claims against the Administrative Agent, in each case in their respective capacities as such, and (y) claims arising out of any act or omission by the Borrower or its Affiliates).

Neither the Borrower nor any Obligor shall be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, or in connection with, this Agreement asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

10.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligors and the Secured Parties (provided that none of the Obligors shall assign or transfer its rights or obligations hereunder without the prior written consent of each of the Collateral Agent, the Revolving Administrative Agent and the Term Loan Administrative Agent or the agent, trustee or representative for the Designated Indebtedness Holder, if any (or if there is no such agent, trustee or representative, the Required Designated Indebtedness Holders)).

10.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.07 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

10.08 Governing Law; Submission to Jurisdiction.

(a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.09 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.10 Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.11 Termination. When all Secured Obligations of any Class have been paid in full (other than unasserted contingent obligations) and all Commitments of the holders thereof to extend credit that would be Secured Obligations have expired or been terminated, the Collateral Agent shall, on behalf of the holders of such Secured Obligations, deliver to the Obligors such termination statements and releases and other documents necessary and appropriate to evidence the termination of all agreements, obligations and liens related to such Secured Obligations, as the Obligors may reasonably request all at the sole cost and expense of the Obligors; provided, however, that the Collateral Agent shall not have any obligation to do so under the circumstances set forth in the parenthetical provision in Section 10.03(b) except to the extent provided therein.

10.12 Confidentiality. The Collateral Agent acknowledges and agrees that Section 9.13 of the Revolving Credit Facility will bind the Collateral Agent to the same extent as it binds the Revolving Administrative Agent.

10.13 Agreement among Borrower, Revolving Lenders and Term Lenders. Each of the Revolving Administrative Agent, on behalf of the Revolving Lenders (and for the benefit of the Term Lenders), and the Borrower agrees, that, unless otherwise expressly provided in Section 8 of this Agreement, upon the occurrence and during the continuance of an Event of Default, each mandatory and optional prepayment by the Borrower of the Revolving Loans shall, to the extent required by any Term Loan Credit Facility, be made and applied ratably (based on the outstanding principal amounts of such indebtedness) to the Revolving Loans and the Term Loans, except to the extent such Term Loan Credit Facility permits a greater proportion of such prepayment to be applied to the Revolving Loans, and that the foregoing shall be binding on all existing and future Revolving Lenders (including under any refinanced Revolving Credit Facility).

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee, Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

SIERRA INCOME CORPORATION

By:
Name:
Title:

Address for Notices

Sierra Income Corporation

375 Park Ave, Suite 3304

New York, NY 10152

Attention: Richard Allorto

Telecopy Number: (212) 759-0091

Direct Telephone: (646) 465-7898

Main Telephone: (212) 759-0777

E-mail: rallorto@medleycapital.com

with a copy to:

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036-6797

Attention: Jay R. Alicandri, Esq.

Telecopier: (212) 698-3599

Telephone: (212) 698-3800

E-mail: jay.alicandri@dechert.com

[Signature Page to the Guarantee, Pledge and Security Agreement]

ING CAPITAL LLC,
as Revolving Administrative Agent and Collateral Agent

By
Name:
Title:

Address for Notices

ING Capital LLC

1325 Avenue of the Americas

New York, New York 10019

Attention: Mark LaGreca

Telecopy Number: (646) 424 - 8223

Telephone Number: (646) 424 - 8234

E-mail: Mark.LaGreca@americas.ing.com

with a copy to (which shall not constitute notice):

ING Capital LLC

1325 Avenue of the Americas

New York, New York 10019

Attention: Patrick Frisch

Telecopy Number: (646) 424-6919

Telephone Number: (646) 424-6912

E-mail: Patrick.Frisch@americas.ing.com

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Attention: Terry E. Schimek, Esq.

Telecopy Number: (212) 757-3990

Telephone Number: (212) 373-3005

E-mail: tschimek@paulweiss.com

[Signature Page to the Guarantee, Pledge and Security Agreement]

ANNEX 2.05

Obligor Information

Sierra Income Corporation

Type of Organization: corporation

Jurisdiction of Organization: Maryland

Organizational ID: [            ]

Place of Business: [            ]

ANNEX 2.07

Pledged Equity Interests

ANNEX 2.08

Pledged Debt

ANNEX 2.09

Accounts

ANNEX 2.10

Commercial Tort Claims

ANNEX 2.11

Copyrights, Patents and Trademarks

EXHIBIT A

[Form of Notice of Designation

for Designated Indebtedness]

[Date]

ING Capital LLC,

as Collateral Agent

[Address]

Attention:

Ladies and Gentlemen:

Reference is made to the Guarantee, Pledge and Security Agreement, dated as of December 4, 2013 (as modified and supplemented and in effect from time to time, the “Guarantee and Security Agreement”), among Sierra Income Corporation, the Subsidiary Guarantors referred to therein, ING Capital LLC, as Revolving Administrative Agent for the Revolving Lenders referred to therein, any Term Loan Administrative Agent for the Term Lenders, the Financing Agents or Designated Indebtedness Holders, referred to therein, and ING Capital LLC, as collateral agent for the Secured Parties referred to therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Guarantee and Security Agreement.

Pursuant to Section 6.01 of the Guarantee and Security Agreement, the Borrower hereby designates the following Indebtedness as “Designated Indebtedness” under the Guarantee and Security Agreement:

[Complete as appropriate]

SIERRA INCOME CORPORATION

By:
Name:
Title:

EXHIBIT B

[Form of Guarantee Assumption Agreement]

GUARANTEE ASSUMPTION AGREEMENT

GUARANTEE ASSUMPTION AGREEMENT dated as of         ,     ,          by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a                      (the “Additional Subsidiary Guarantor”), in favor of ING Capital LLC, as collateral agent for the Secured Parties under and as defined in the Guarantee and Security Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

Sierra Income Corporation (the “Borrower”), the Subsidiary Guarantors referred to therein, ING Capital LLC, as Revolving Administrative Agent for the Revolving Lenders referred to therein, any Term Loan Administrative Agent for the Term Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and ING Capital LLC, as collateral agent for the Secured Parties referred to therein, are parties to a Guarantee, Pledge and Security Agreement dated as of December 4, 2013 (the “Guarantee and Security Agreement”) pursuant to which such Subsidiary Guarantors have guaranteed the “Guaranteed Obligations” (as defined therein), and the Borrower and such Subsidiary Guarantors have granted liens in favor of the Collateral Agent as collateral security for the “Secured Obligations” (as defined therein). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Guarantee and Security Agreement.

Pursuant to Section 7.05 of the Guarantee and Security Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” and an “Obligor”, under and for all purposes of the Guarantee and Security Agreement, and each of the Annexes to the Guarantee and Security Agreement shall be deemed to be supplemented in the manner specified in Appendix A hereto. Without limiting the foregoing, (a) the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations in the same manner and to the same extent as is provided in Section 3 of the Guarantee and Security Agreement and (b) as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Additional Subsidiary Guarantor, the Additional Subsidiary Guarantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as provided in the Guarantee and Security Agreement a security interest in all of such Additional Subsidiary Guarantor’s right, title and interest in, to and under the Collateral.

In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Section 2 of the Guarantee and Security Agreement (as of the date hereof) with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Guarantee and Security Agreement included reference to this Agreement and Annexes hereto.

The Additional Subsidiary Guarantor hereby instructs its counsel to deliver any opinions to the Secured Parties required to be delivered in connection with the execution and delivery hereof.

IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By:
Name:
Title:

Accepted and agreed:

ING CAPITAL LLC, as Collateral Agent

By:
Name:
Title:

Appendix A

SUPPLEMENTS TO ANNEXES TO

GUARANTEE AND SECURITY AGREEMENT

Supplement to Annex 2.05:

[to be completed]

Supplement to Annex 2.07:

[to be completed]

Supplement to Annex 2.08:

[to be completed]

Supplement to Annex 2.09:

[to be completed]

Supplement to Annex 2.10:

[to be completed]

Supplement to Annex 2.11:

[to be completed]

EXHIBIT C

[Form of Intellectual Property Security Agreement]

NOTICE OF GRANT OF

SECURITY INTEREST IN [COPYRIGHTS] [PATENTS] [TRADEMARKS]

NOTICE OF GRANT OF SECURITY INTEREST IN [COPYRIGHTS] [PATENTS] [TRADEMARKS] (the “Notice”), dated as of              ,         , made by Sierra Income Corporation, a Delaware corporation (the “Borrower”), and the other direct or indirect subsidiaries of the Borrower party hereto from time to time (collectively the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), in favor of ING CAPITAL LLC, as Collateral Agent (the “Secured Party”).

WHEREAS, the Obligors are the owners of the [copyright registrations and applications] [issued patents and patent applications] [trademark and service mark registrations and trademark and service mark applications] set forth on Schedule I attached hereto (collectively, the [“Copyrights”] [“Patents”] [“Trademarks”]);

WHEREAS, pursuant to the terms and conditions of the Guarantee, Pledge and Collateral Agreement dated as of December 4, 2013, by and among the Obligors, ING Capital LLC, as Revolving Administrative Agent for the Revolving Lenders referred to therein, any Term Loan Administrative Agent for the Term Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and ING Capital LLC, as collateral agent for the Secured Parties referred to therein, (the “Guarantee and Security Agreement”), the Obligors granted, assigned and conveyed to the Secured Party a security interest in, and lien on, certain intellectual property owned by the Obligors, including the [Copyrights] [Patents] [Trademarks] now existing or hereafter acquired and all products and proceeds of the foregoing (collectively, the [“Copyright Collateral”] [“Patent Collateral”] [“Trademark Collateral”]); and

WHEREAS, pursuant to the Guarantee and Security Agreement, the Obligors agreed to execute and deliver to the Secured Party this Notice for purposes of filing the same with the [United States Copyright Office (the “Copyright Office”)] [United States Patent and Trademark Office (the “PTO”)] to confirm, evidence and perfect the security interest in the [Copyright Collateral] [Patent Collateral] [Trademark Collateral] granted pursuant to the Guarantee and Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Guarantee and Security Agreement, the Obligors hereby grant, assign and convey to the Secured Party a security interest in, and lien, on the [Copyright Collateral] [Patent Collateral] [Trademark Collateral] [, provided that the grant of security interest shall not include any Trademark that may be deemed invalidated, canceled or abandoned due to the grant and/or enforcement of such security interest unless and until such time that the grant and/or enforcement of the security interest will not affect the validity of such Trademark].

The Obligors hereby acknowledge the sufficiency and completeness of this Notice to create the security interest in the [Copyright Collateral] [Patent Collateral] [Trademark Collateral] and to grant the same to the Secured Party, and the Obligors hereby request the [Copyright Office] [PTO] to file and record the same together with the annexed Schedule I.

The Obligors and the Secured Party hereby acknowledge and agree that the security interest in the Copyright Collateral may only be terminated in accordance with the terms of the Guarantee and Security Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Notice to be duly executed and delivered as of the date first above written.

[ ]

By:
Name:
Title:

STATE OF	)
) ss.:
COUNTY OF	)

On this      day of             ,         , before me personally came             , to me known to be the person who signed the foregoing instrument and who being duly sworn by me did depose and state that such person is the [                    ] of [                ]; such person signed the instrument in the name of [                ]; and such person had the authority to sign the instrument on behalf of [                ].

Notary Public

Schedule I

[Copyrights] [Patents] [Trademarks]

[See attached]

EXHIBIT D

[Form of Pledge Supplement]

PLEDGE SUPPLEMENT

This Pledge Supplement, dated [mm/dd/yy], is delivered by [NAME OF OBLIGOR] a [NAME OF STATE OF INCORPORATION] [corporation] (the “Obligor”) pursuant to the Guarantee, Pledge and Security Agreement, dated as of December 4, 2013 (the “Guarantee and Security Agreement”), among Sierra Income Corporation, as Borrower, [    ], as Subsidiary Guarantor, ING Capital LLC, as Revolving Administrative Agent for the Revolving Lenders referred to therein, any Term Loan Administrative Agent for the Term Lenders referred to therein, the Financing Agents or Designated Indebtedness Holders referred to therein, and ING Capital LLC, as collateral agent for the Secured Parties referred to therein. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Guarantee and Security Agreement.

The Obligor represents and warrants that the supplements to the Annexes to the Guarantee and Security Agreement attached hereto as Appendix A accurately and completely set forth all additional information required pursuant to the Guarantee and Security Agreement and hereby agrees that such supplements to Annexes shall constitute part of the Annexes to the Guarantee and Security Agreement.

IN WITNESS WHEREOF, the Obligor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF OBLIGOR]

By:
Name:
Title:

Appendix A

SUPPLEMENTS TO ANNEXES TO

GUARANTEE AND SECURITY AGREEMENT

[Supplement to Annex 2.05:]

[to be completed]

[Supplement to Annex 2.07:]

[to be completed]

[Supplement to Annex 2.08:]

[to be completed]

[Supplement to Annex 2.09:]

[to be completed]

[Supplement to Annex 2.10:]

[to be completed]

[Supplement to Annex 2.11:]

[to be completed]

EXHIBIT E

JOINDER AND AFFIRMATION AGREEMENT

FOR DESIGNATED INDEBTEDNESS

This JOINDER AGREEMENT (this “Joinder Agreement”) is made as of [—], between Sierra Income Corporation, a corporation duly organized and validly existing under the laws of the State of Maryland (the “Borrower”), [    ], a [        ] limited liability company (the “Subsidiary Guarantor”, and together with the Borrower, the “Grantors”), ING Capital LLC, as Revolving Administrative Agent, any Term Loan Administrative Agent and [        ]1 (the “New Holder”), and ING Capital LLC, as Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Guarantee and Security Agreement (as defined below).

W I T N E S S E T H:

Reference is made to the Guarantee, Pledge and Security Agreement, dated as of December 4, 2013 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time in accordance with its terms, the “Guarantee and Security Agreement”), among the Borrower, the Subsidiary Guarantor, ING Capital LLC, as Revolving Administrative Agent, ING Capital LLC, as Collateral Agent, any Term Loan Administrative Agent and each “Financing Agent” or “Designated Indebtedness Holder” that becomes a party thereto after December 4, 2013 pursuant to Sections 6.01 thereof.

WHEREAS, the Borrower, [the Subsidiary Guarantor] and the New Holder have entered into a [    ]2, dated as of [    ],[    ], in connection with the incurrence of [    ]3 (the “New Indebtedness”);

WHEREAS, as a condition precedent to the New Indebtedness and the obligations of the New Holder thereunder, the Borrower shall have designated the New Indebtedness as “Designated Indebtedness” pursuant to Section 6.01 of the Guarantee and Security Agreement, and such New Indebtedness shall have been effective and acknowledged by the Collateral Agent; and

WHEREAS, the New Holder wishes to become party under the Guarantee and Security Agreement.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged,

1. Joinder. This Joinder Agreement supplements, and forms a part of, the Guarantee and Security Agreement and is being executed and delivered pursuant to the

[1]	Holders of new debt, or the agent, trustee or representative of such holders.
[2]	Include description of documents through which new indebtedness has been incurred
[3]	Include description of indebtedness in relation to which a Notice of Designation has been delivered

Guarantee and Security Agreement. The New Holder hereby agrees to become party under the Guarantee and Security Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Guarantee and Security Agreement applicable to the New Holder as fully as if the New Holder had executed and delivered the Guarantee and Security Agreement as of the date thereof. Without limiting the generality of the foregoing, the New Holder hereby agrees to be bound by the provisions thereunder relating to the sharing of guarantees and liens and hereby appoints and authorizes the Collateral Agent to act as its agent under the Guarantee and Security Agreement as provided in Section 9 thereof. The Collateral Agent hereby agrees to act as Collateral Agent for the New Holder.

2. Affirmation of Guarantee and Security Interest. Without limiting the generality of the foregoing, by its execution hereof, each Grantor hereby (a) consents to the content of this Joinder Agreement, (b) agrees that the Guarantee and Security Agreement and each of the other Security Documents continue to be in full force and effect, (c) confirms its guarantee and reaffirms its obligations under the Guarantee and Security Agreement (as supplemented by this Joinder Agreement) and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations, and (d) acknowledges and affirms that such guarantee and/or grant continues in full force and effect in respect of, and to secure, the Secured Obligations.

3. Notices. All notices, requests, consents and other demands to the New Holder under the Guarantee and Security Agreement and other communications provided for therein shall be given or made in writing, telecopied or delivered to [—].

4. Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when it shall have been executed by the Grantors, the New Holder, and the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopy shall be effective as delivery of a manually executed counterpart to this Joinder Agreement.

5. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the state of New York.

6. Miscellaneous Provisions. The provisions of Section 10 of the Guarantee and Security Agreement will apply with like effect to this Joinder Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Borrower, the Subsidiary Guarantor, the Revolving Administrative Agent, the Collateral Agent and the New Holder have duly executed this Joinder Agreement as of the day and year first above written.

SIERRA INCOME CORPORATION, as Borrower

By:
Name:
Title:

[ ], as Subsidiary Guarantor

By:
Name:
Title:

ING CAPITAL LLC,
as Revolving Administrative Agent and Collateral Agent

By:
Name:
Title:

[—],
as New Holder

By:
Name:
Title: